EXHIBIT 3
                                 ---------


                            (1) PROMISSORY NOTE


Principal:  $700,000                       Date:               May 23, 2001
                                           Due:              April 30, 2004


FOR VALUE RECEIVED, the undersigned, Raymond W. Zehr, Jr. ("Maker"), promises to pay to the order of Carl R. Pohlad Trustee of the Revocable Trust No. 2 of Carl R. Pohlad created under agreement dated may 28, 1993, as amended ("Lender"), at its office at 60 South Sixth Street, Suite 3880, Minneapolis, Minnesota 55402, or any other place subsequently designated in writing by the holder hereof, the principal sum of Seven Hundred Thousand and No/100 Dollars ($700,000.00), together with interest on the principal balance outstanding hereon from the date hereof at a rate of eight percent (8%) per annum, computed on the basis of actual days elapsed in a year of 360 days.

This Note is payable in full on April 30, 2004 or the occurrence of a Bankruptcy Event (as hereinafter defined). Interest accrued on the Note shall be payable the earlier of annually, on demand or occurrence of a Bankruptcy Event.

For purposes hereof, the term "Bankruptcy Event" shall mean the filing of a petition by or against the Maker under the United States Bankruptcy Code naming Maker as debtor. Upon the occurrence of a Bankruptcy Event, all of the obligations of Maker to Lender shall become automatically due and payable, without presentment, demand, protest or notice of any kind. No failure or delay on the part of Lender in exercising any right, power or remedy under this Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Note.

The Maker hereof may prepay this Note in whole or in part at any time without premium or penalty.

Maker hereby waives demand, presentment for payment notice of nonpayment, protest and notice of protest hereon, and agrees to pay, all costs of collection, including, but not limited to, reasonable attorneys' fees, whether or not suit is commenced. In addition, Maker agrees to reimburse Lender for any and all expenses, fees and disbursements, including attorneys' fees, incurred in connection with the preparation of this Note.

This Note shall be governed by, interpreted and construed in accordance with the internal laws of the State of Minnesota. Maker hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Note, and waives any argument that venue in such forums is not convenient.

Address:                Maker:  Raymond W. Zehr, Jr.

                            (2) PROMISSORY NOTE


Principal:  $200,000                       Date:               May 23, 2001
                                           Due:              April 30, 2004


FOR VALUE RECEIVED, the undersigned, Donald E. Benson ("Maker"), promises to pay to the order of Carl R. Pohlad Trustee of the Revocable Trust No. 2 of Carl R. Pohlad created under agreement dated may 28, 1993, as amended ("Lender"), at its office at 60 South Sixth Street, Suite 3880, Minneapolis, Minnesota 55402, or any other place subsequently designated in writing by the holder hereof, the principal sum of Two Hundred Thousand and No/100 Dollars ($200,000.00), together with interest on the principal balance outstanding hereon from the date hereof at a rate of eight percent (8%) per annum, computed on the basis of actual days elapsed in a year of 360 days.

This Note is payable in full on April 30, 2004 or the occurrence of a Bankruptcy Event (as hereinafter defined). Interest accrued on the Note shall be payable the earlier of annually, on demand or occurrence of a Bankruptcy Event.

For purposes hereof, the term "Bankruptcy Event" shall mean the filing of a petition by or against the Maker under the United States Bankruptcy Code naming Maker as debtor. Upon the occurrence of a Bankruptcy Event, all of the obligations of Maker to Lender shall become automatically due and payable, without presentment, demand, protest or notice of any kind. No failure or delay on the part of Lender in exercising any right, power or remedy under this Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Note.

The Maker hereof may prepay this Note in whole or in part at any time without premium or penalty.

Maker hereby waives demand, presentment for payment notice of nonpayment, protest and notice of protest hereon, and agrees to pay, all costs of collection, including, but not limited to, reasonable attorneys' fees, whether or not suit is commenced. In addition, Maker agrees to reimburse Lender for any and all expenses, fees and disbursements, including attorneys' fees, incurred in connection with the preparation of this Note.

This Note shall be governed by, interpreted and construed in accordance with the internal laws of the State of Minnesota. Maker hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Note, and waives any argument that venue in such forums is not convenient.


Address:                Maker:  Donald E. Benson

                            (3) PROMISSORY NOTE




Principal:  $500,000                       Date:               May 18, 2001
                                           Due:              April 30, 2004


FOR VALUE RECEIVED, the undersigned, Donald E. Benson ("Maker"), promises to pay to the order of Carl R. Pohlad Trustee of the Revocable Trust No. 2 of Carl R. Pohlad created under agreement dated may 28, 1993, as amended ("Lender"), at its office at 60 South Sixth Street, Suite 3880, Minneapolis, Minnesota 55402, or any other place subsequently designated in writing by the holder hereof, the principal sum of Five Hundred Thousand and No/100 Dollars ($500,000.00), together with interest on the principal balance outstanding hereon from the date hereof at a rate of eight percent (8%) per annum, computed on the basis of actual days elapsed in a year of 360 days.

This Note is payable in full on April 30, 2004 or the occurrence of a Bankruptcy Event (as hereinafter defined). Interest accrued on the Note shall be payable the earlier of annually, on demand or occurrence of a Bankruptcy Event.

For purposes hereof, the term "Bankruptcy Event" shall mean the filing of a petition by or against the Maker under the United States Bankruptcy Code naming Maker as debtor. Upon the occurrence of a Bankruptcy Event, all of the obligations of Maker to Lender shall become automatically due and payable, without presentment, demand, protest or notice of any kind. No failure or delay on the part of Lender in exercising any right, power or remedy under this Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Note.

The Maker hereof may prepay this Note in whole or in part at any time without premium or penalty.

Maker hereby waives demand, presentment for payment notice of nonpayment, protest and notice of protest hereon, and agrees to pay, all costs of collection, including, but not limited to, reasonable attorneys' fees, whether or not suit is commenced. In addition, Maker agrees to reimburse Lender for any and all expenses, fees and disbursements, including attorneys' fees, incurred in connection with the preparation of this Note.

This Note shall be governed by, interpreted and construed in accordance with the internal laws of the State of Minnesota. Maker hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Note, and waives any argument that venue in such forums is not convenient.


Address:                Maker:  Donald E. Benson